Exhibit 99.1

DERMA SCIENCES ANNOUNCES COMMENCEMENT OF PUBLIC OFFERING OF COMMON STOCK

PRINCETON, N.J. (December 5, 2012) – Derma Sciences, Inc. (Nasdaq: DSCI), a medical device and pharmaceutical company focused on advanced wound care, today announced that it intends to offer shares of its common stock in a public offering. The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

Piper Jaffray & Co. is acting as the sole book-running manager for the offering.

Derma Sciences expects to use the net proceeds from the offering for clinical development of DSC127 and other general corporate purposes.

This offering will be made pursuant to a shelf registration statement that was previously filed with and declared effective by the Securities and Exchange Commission (SEC) and a prospectus supplement to Derma Sciences’ prospectus dated May 20, 2011. This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor will there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

A preliminary prospectus supplement and accompanying prospectus relating to the offering will be filed with the SEC and will be available on the SEC's website located at www.sec.gov. Copies of the preliminary prospectus supplement and accompanying prospectus may also be obtained by contacting Piper Jaffray & Co., by mail at 800 Nicollet Mall, Suite 800, Minneapolis, MN 55402, or by telephone at (800) 747-3924. Before investing in the offering, interested parties should read in their entirety the prospectus supplement and the accompanying prospectus and the other documents that the Company has filed with the SEC that are incorporated by reference in the prospectus supplement and the accompanying prospectus, which provide more information about the Company and the offering.

About Derma Sciences, Inc.

Derma Sciences is a medical technology company focused on three segments of the wound care marketplace: pharmaceutical wound care products, advanced wound care dressings and traditional dressings. Derma Sciences has successfully completed a Phase 2 clinical trial in diabetic foot ulcer healing with DSC127, an investigational pharmaceutical drug under development for accelerated wound healing and scar reduction, and is preparing to begin Phase 3 clinical trials. Its MEDIHONEY® product is the leading brand of honey-based dressings for the management of wounds and burns. The product has been shown to be effective in a variety of indications, and was the focus of a positive large-scale, randomized controlled trial involving 108 subjects with leg ulcers. Other novel products introduced into the $14 billion global wound care market include XTRASORB® for better management of wound exudate, BIOGUARD® for infection prevention and TCC-EZ™, a gold-standard treatment for diabetic foot ulcers.

For more information please visit www.dermasciences.com.

Forward-Looking Statements

Statements contained in this news release that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as "may," "will," "expect," "believe," "anticipate," "intend," "could," "estimate" or "continue" are intended to identify forward-looking statements. Readers are cautioned that certain important factors may affect the Company's actual results and could cause such results to differ materially from any forward-looking statements that may be made in this news release or that are otherwise made by or on behalf of the Company. Factors that may affect the Company's results include, but are not limited to, product demand, market acceptance, impact of competitive products and prices, product development, completion of an acquisition, commercialization or technological difficulties, the success or failure of negotiations and trade, legal, social and economic risks. Additional factors that could cause or contribute to differences between the Company's actual results and forward-looking statements include but are not limited to, those discussed in the Company's filings with the U.S. Securities and Exchange Commission.

Contacts:

Derma Sciences, Inc.

John E. Yetter

Vice President and CFO

jyetter@dermasciences.com

(609) 514- 4744

LHA

Investors

Kim Sutton Golodetz (kgolodetz@lhai.com)

(212) 838-3777

Or

Bruce Voss (bvoss@lhai.com)

(310) 691-7100

@LHA_IR_PR

SpecOps Communications

Media

Mackenzie Mills (Mackenzie@specopscomm.com)

(212) 518-7721